UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)
NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York	14207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

On October 29, 2012, MOD-PAC CORP. issued a press release relating to a formal proposal from Daniel G. Keane, Director, President and Chief Executive Officer and Kevin T. Keane, Chairman of the Board, (the “Buying Group”) to acquire the Company.  Under this proposal, all stockholders of the Company would receive $7.20 in cash for each of their shares in a merger transaction.  The Buying Group currently controls approximately 43% of the aggregate voting power of the outstanding shares of Common Stock and Class B Common Stock.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of MOD-PAC CORP. dated October 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date: October 29, 2012	By:	/S/ DANIEL G. KEANE
Daniel G. Keane
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of MOD-PAC CORP. dated October 29, 2012